UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Securities

On July 26, 2011 and July 27, 2011, Arista Power, Inc. (“Arista Power”) sold an aggregate of 34,000,000 shares of Arista Power’s common stock, par value $.0001 per share (“Common Stock”), and ten-year warrants, which vest in full on July 26, 2013 and July 27, 2013, respectively, to purchase a total of 1,190,000 additional shares of Common Stock at a purchase price of $0.50 per share to six private investors.  Arista Power received a total of $1,190,000 in gross proceeds from the sales.

All of the above-referenced shares and warrants were purchased by an executive officer of Arista Power or a member of the Board of Directors of Arista Power (each such person, an “Insider Investor”).

Each of the Insider Investors executed a Lock-Up Agreement with Arista Power that states, in relevant part, that such Insider Investor would not, for one year from the date of purchase, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the any of the above-referenced shares of Common Stock or any of the above-referenced Warrants.

On July 12, 2011 and July 20, 2011, Arista Power sold an aggregate of 3,000,000 shares of Common Stock and ten-year warrants, which vest in full on July 12, 2013 and July 20, 2013, respectively, to purchase a total of 35,000 and 70,000 additional shares of Common Stock at a purchase price of $0.50 per share to two private investors.  Arista Power received a total of $105,000 in gross proceeds from the sales.

The aggregate sales of July 12, 2011, July 20, 2011 July 26, 2011 and July 27, 2011 resulted in the total issuances of Common Stock exceeding five percent (5%) of Arista Power’s outstanding Common Stock.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to Arista Power that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such units; (c) each Investor was provided with certain disclosure materials and all other information requested with respect to Arista Power; (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: July 28, 2011